UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

____________________________________________________________

Date of Report (Date of earliest event reported): June 24, 2011

MEDL MOBILE HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-166343	80-0194367
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18475 Bandilier Circle Fountain Valley, California		92708
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 684-3490

Copies to:
Harvey J. Kesner, Esq.
61 Broadway, 32nd Floor
New York, New York 10006
Telephone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

MEDL MOBILE HOLDINGS, INC.

Item 2.01                      Completion of Acquisition or Disposition of Assets.

On June 3, 2011, the board of directors of MEDL Mobile Holdings, Inc. (the “Company”, “we”, “us” or “our”) authorized a 37.39716 for one forward split of its outstanding common stock in the form of a dividend, whereby an additional 36.39716 shares of common stock, par value $0.001 per share, were issued for each one share of common stock held by each shareholder of record on June 23, 2011.  All share amounts referenced in this Current Report on Form 8-K have been adjusted to reflect the number of our shares of common stock on a post-dividend basis.   On June 6, 2011, we filed an amendment to our articles of incorporation in order to change our name to “MEDL Mobile Holdings, Inc.” from “Resume in Minutes, Inc.” On June 23, 2011, we filed an amended and restated articles of incorporation in order to, among other things, allow for the indemnification of our directors, officers, employees or agents to the fullest extent permitted by the Nevada Revised Statutes, eliminate the individual liability of our directors and officers to the fullest extent permitted by the Nevada Revised Statutes and provide for our board of directors to issue series and classes of preferred stock with different features.

The Exchange

On June 24, 2011, we entered into a Share Exchange Agreement (the “Exchange Agreement”) with MEDL Mobile, Inc., a privately held California corporation (“MEDL”) and the shareholders of MEDL (the “MEDL Shareholders”). Upon closing of the transaction contemplated under the Exchange Agreement (the “Share Exchange”), on June 24, 2011, the MEDL Shareholders transferred all of the issued and outstanding capital stock of MEDL to the Company in exchange for shares of common stock of the Company.   The Share Exchange caused MEDL to become a wholly-owned subsidiary of the Company.

Pursuant to the terms and conditions of the Exchange Agreement:

•     At the closing of the Share Exchange, each share of MEDL’s common stock issued and outstanding immediately prior to the closing of the Share Exchange was exchanged for the right to receive shares of the Company’s common stock. Accordingly, an aggregate of 20,000,000 shares of the Company’s common stock were issued to the MEDL Shareholders.

•     In connection with the closing of the Share Exchange, we sold 10,000,000 shares of our common stock at a purchase price of $0.25 per share in a private placement to accredited investors, resulting in aggregate gross proceeds of $2,500,000 (including the exchange of bridge notes in the aggregate principal amount of $300,000) (the “Private Placement”). We granted piggyback registration rights to investors in the Private Placement.

•     Upon the closing of the Share Exchange, Novaira Haider resigned as the Company’s sole officer and director and simultaneously with the effectiveness of the Share Exchange a new board of directors and new officers were appointed.  The new board of directors consists of Andrew Maltin, who is also serving as the Company’s Chief Executive Officer, David Swartz, who is also serving as the Company’s President and Secretary and David Lieberman, who is also serving as the Company’s Chief Financial Officer and Treasurer.

•     Two business days following the closing of the Share Exchange and the Private Placement, under an Agreement Share of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations (the “Conveyance Agreement”),  we transferred all of our pre-Exchange assets and liabilities to our newly formed wholly-owned subsidiary, Resume in Minutes Holdings, Inc. (“SplitCo”). Thereafter, pursuant to a stock purchase agreement (the “Stock Purchase Agreement”), we transferred all of the outstanding capital stock of SplitCo to certain of our former shareholders in exchange for the cancellation of 94,824,263 shares of our common stock that they owned (the “Split-Off”), with 10,000,000 shares of our common stock held by persons who acquired such shares prior to the Share Exchange remaining outstanding.  These 10,000,000 shares constitute our “public float” and are our only shares of registered common stock and accordingly are our only shares available for resale without further registration or under an applicable exemption from registration.

The foregoing description of the Share Exchange and related transactions does not purport to be complete and is qualified in its entirety by reference to the complete text of the (i) Exchange Agreement, which is filed as Exhibit 2.1 hereto, (ii) the Conveyance Agreement, which is filed as Exhibit 10.3 hereto, and (iii) the Stock Purchase Agreement, which is filed as Exhibit 10.4 hereto, each of which is incorporated herein by reference.

The foregoing description of the Private Placement and related transactions does not purport to be complete and is qualified in its entirety by reference to the complete text of the (i) form of Subscription Agreement filed as Exhibit 10.1 hereto, and (ii) form of Registration Rights Agreement filed as Exhibit 10.2 hereto, each of which is incorporated herein by reference.

Neither the Company nor MEDL had any options or warrants to purchase shares of their capital stock outstanding immediately prior to the closing of the Share Exchange. The Company adopted, and its stockholders have approved, an equity incentive plan and reserved 6,000,000 shares of its common stock for issuance as incentive awards to officers, directors, employees, consultants and other qualified persons. Upon the closing of the Share Exchange, we authorized the issuance of options to purchase an aggregate of 3,315,000 shares of our common stock to employees and 1,845,500 shares of our common stock to non-employee service providers at an exercise price of $0.25 per share.  Of the option shares authorized for issuance to employees, Mr. Maltin and Mr. Swartz will, upon issuance, each be granted an option to purchase 1,000,000 shares of common stock and Mr. Lieberman will, upon issuance, each be granted an option to purchase 200,000 shares of common stock.

Following (i) the closing of the Share Exchange, (ii) the closing of the Private Placement for $2,500,000 and (iii) the cancellation of 94,824,263 shares in the Split-Off, there were approximately 40,000,000 shares of common stock issued and outstanding.  Approximately 50% of such issued and outstanding shares were held by the MEDL Shareholders, approximately 25% were held by the investors in the Private Placement, and approximately 25% were held by existing shareholders of the Company, some of whom were also investors in the Private Placement.

The shares of our common stock issued to the MEDL Shareholders in connection with the Share Exchange and the shares of common stock issued to the investors in the Private Placement were not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated under that section, which exempts transactions by an issuer not involving any public offering. These securities may not be offered or sold in the U.S. absent registration or an applicable exemption from the registration requirements.  Certificates representing these shares will contain a legend stating the restrictions applicable to such shares.

Changes to the Business.  We intend to carry on the business of MEDL as our sole line of business.  Upon the closing of the Share Exchange, we relocated our executive offices to 18475 Bandilier Circle, Fountain Valley, California 92708.

Stockholder Approval.  The Share Exchange was approved by the unanimous written consent of the holders of all the outstanding shares of MEDL’s common stock on June 24, 2011.

Changes to the Board of Directors and Executive Officers. Upon the closing of the Share Exchange, our sole officer and director resigned and Mr. Maltin, Mr. Swartz and Mr. Lieberman were appointed as directors of the Company. In addition, upon the closing of the Share Exchange, Mr. Maltin was appointed as the Chief Executive Officer, Mr. Swartz was appointed as the President and Secretary and Mr. Lieberman was appointed as the Chief Financial Officer and Treasurer.  Mr. Lieberman was appointed the head of the Company’s newly formed Audit Committee.

All directors hold office for one-year terms until the election and qualification of their successors.  Officers are elected by the board of directors and serve at the discretion of the board.

Accounting Treatment. The Share Exchange is being accounted for as a reverse-merger and recapitalization. MEDL is the acquirer for financial reporting purposes and the Company is the acquired company. Consequently, the assets and liabilities and the operations that will be reflected in the historical financial statements prior to the Share Exchange will be those of MEDL and will be recorded at the historical cost basis of MEDL, and the consolidated financial statements after completion of the Share Exchange will include the assets and liabilities of the Company and MEDL, historical operations of MEDL and operations of the Company from the closing date of the Share Exchange.

Tax Treatment; Small Business Issuer. The Share Exchange is intended to constitute a reorganization within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), or such other tax free reorganization exemptions that may be available under the Code.

Following the Exchange, we will continue to be a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K, as promulgated by the SEC.

As used in this Current Report on Form 8-K, all references to “we,” “our” and “us” for periods prior to the closing of the Exchange refer to MEDL, as a privately owned company, and for periods subsequent to the closing of the Share Exchange refer to the Company and its subsidiaries (including MEDL).

Corporate Information

We were incorporated as a Nevada corporation on May 22, 2008 for the purpose of providing online resume building services.  On June 6, 2011, we filed an amendment to our articles of incorporation in order to change our name to “MEDL Mobile Holdings, Inc.” from “Resume in Minutes, Inc.”  On June 24, 2011, we completed a Share Exchange with MEDL and the shareholders of MEDL as a result of which the business of MEDL became the sole business of the Company.

MEDL was incorporated in the state of California on March 4, 2009.

Description of Current Business

General

MEDL is a developer, incubator, marketer and aggregator of mobile application software, or “Apps”.  We are primarily engaged in the monetization of Apps through four revenue generating platforms: (i) development of customized Apps for third parties to monetize their particular intellectual property, persona or brand, (ii) incubation of Apps in partnership with third parties and from a library of more than 75,000 original Apps concept submissions, (iii) sale of advertising and sponsorship opportunities directly to brands via mobile advertising networks, and (iv) acquisition of Apps from other developers and use of a proprietary application programming interface, or API, to make Apps recommendations for our user base.

We have built a system for developing Apps that consistently tops the charts around the globe - with several Apps reaching as high as #1 on the App Store. To date, we developed nearly 100 Apps for iPhone, iTouch, iPad and Android. MEDL Apps are consistently featured by Apple as "What's Hot", "New & Noteworthy" and "Staff Picks."

MEDL and MEDL Apps have been featured on CNBC, BBC, ABC, CBS, NBC, CNN and FOX; in the pages of Esquire, Fast Company, The New York Times, The LA Times, The Chicago Tribune, The Orange County Register, The Washington Post and The Guardian; and by top sites such as Mashable, Macworld, Gizmodo and TechCrunch.

Industry Background and Trends

Apps are designed to help a user perform specific tasks and are generally downloaded by users from an App store directly onto their smartphone or tablet.  Apps are becoming increasingly popular.  According to Gartner, Inc., the research and advisory company, worldwide App store revenue is likely to exceed $15.1 billion in 2011.  This is a 190% increase compared to 2010 revenue of $5.2 billion.  Worldwide mobile application store downloads are forecast to reach 17.7 billion downloads in 2011, a 117% increase from an estimated 8.2 billion downloads in 2011, according to Gartner, Inc.

Custom Development

Our custom development arm develops Apps for customers that vary in size from small start-ups to large multinational corporations, in a diverse range of industries including retailing, fast food, air travel, medical devices, higher education and fashion.  We are typically paid a fixed price for development of the App, our customers cover the development costs and own the final work product while we retain ownership of the elements of the computer code.  As of March 31, 2011, revenues from custom development accounted for approximately 85% of our total revenues.

MEDL is known for quality, strategic mobile development, securing development and consulting contracts with companies such as Monster.com, Emirates Airlines, Teleflora, Medtronic, Kaiser Permanente and About.com.

At the present time, we prepare for our customers, packages for sale in the Apple App Store and the Google Android Marketplace. This package includes app store copy, sample screen shots and SEO tags to improve discovery of the Apps in the App stores. We are familiar with the App stores’ requirements and our average approval time is 5-10 days.  During this phase, we also work with customers to develop a custom launch plan, or to augment their existing plans. We use tools including social network marketing, viral videos, bloggers, banner marketing, public relations and integration into our clients’ existing advertising and marketing strategies to further this launch plan.  We also leverage our deep marketing and advertising experience to work effectively with advertising, media and PR agencies.

We also provide maintenance, reporting and upgrades and also integrate third party vendors into an App to provide a complete suite of user analytics, which allows customers to track downloads, total number of App user sessions, time spent per session, features of the App accessed and advertising click-through.

MEDL Incubator

We work with internal teams and outside partners to incubate new mobile Apps. The costs of development of partner Apps is typically covered in part by our partner and our partner provides their unique IP, perspective or licensed materials. Revenue from Apps which are developed in partnership are typically shared 50/50 with our development partners.

MEDL has secured partnerships and revenue sharing deals with partners such as Cristiano Ronaldo, Walter Foster Publishing, Encyclopedia Britannica, Telefonica and Iowa State University.

Additionally, MEDL receives a steady flow of new App ideas which are submitted to MEDL via our proprietary App and web portal known as “The App Incubator.” To date, more than 75,000 original App concepts have been submitted to the company via The App Incubator    If the submission passes a series of tests and reviews, it goes into development and eventually production.  All ideas submitted pursuant to the Incubator App or website become our property.  Submitters receive 25% of all gross revenues (proceeds received by us after App store commissions are taken out) generated after the “break even” point for their App (break even is defined as cost paid by us (or born by us in any way) to develop and market the App).  We evaluate Apps based on their originality, functionality, simplicity, revenue opportunity, marketability and on the submitters’ motivation and subject matter expertise.

Advertising and Sponsorship

With a growing library of mobile Apps and mobile App users, we believe we have an opportunity to derive significant revenues by charging fees to sponsors for in-App advertising and “App takeover” sponsorships. Unlike traditional advertising networks which place ad campaigns into Apps which belong to third parties, MEDL wholly owns the library of Apps we seek to monetize. Therefore, we can integrate advertisers and sponsors into the actual App architecture and user experience. This strategy allows marketers to tap into the library of MEDL Apps to create their own custom versions of our Apps, allowing them to “get to market” with unique, branded Apps quickly and efficiently.

MEDL Alliance

In March 2011, we announced the MEDL Alliance, a program by which we intend to acquire completed Apps directly from developers and use our expertise to properly market and monetize the Apps and pay a portion of the profits to the original developers.  In the current crowded App market, it is very challenging for independent developers to find a market for their Apps. By submitting their applications to the Alliance, submitters grant us an exclusive 90 day first look opportunity to purchase the App and agree to not sell the App to another corporate buyer for the next 90 days. We believe that if properly optimized, marketed and monetized, underperforming Apps can generate substantial revenues and profits.  We believe the MEDL Alliance will allow us to bring together thousands of independent developers and tens of thousands of mobile Apps into a powerful, intelligent, monetized cross-recommendation network.  As part of the MEDL Alliance, we intend to acquire iPhone, iPad and Android Apps, improve functionality and supplement their code to make them a part of our growing App network.

The Alliance program is now in beta with the first Apps being successfully integrated into the MEDL Library. Via the Alliance, we enter into agreements with developers to pay them a certain percentage upfront for the App along with a certain share of future revenues.  The purchase price/percentage we pay for Apps depends upon several factors including percentage of completion, App history, past revenues and our projected costs to upgrade and maintain.  Our acquisition strategy focuses on the Apps that have the highest potential return on investment, based upon potential for high download fees, subscription pricing or additional in-app purchases, positive reviews, appeal to advertisers or sponsors and ability to expand a targeted segment for growth (i.e., video games, fitness or social networking).

Our MEDL API (Application Programming Interface), which consumers experience through our MEDL Shop, an “in-App vending machine”, recommends new Apps to the ever expanding base of users based on each user’s unique behavior and demographics.  The MEDL Shop also encourages peer-to-peer recommendation via social networking and community building tools such as Facebook and Twitter. The MEDL API has been successfully launched across a number of MEDL Apps and the underlying technology is being refined to maximize the effectiveness of the recommendation engine.

Competition

There are many companies who compete directly with our products and services.  These companies may already have an established market in our industry.  Most of these companies have significantly greater financial and other resources than us and have been developing their products and services longer than we have been developing ours.  Additionally, there are not significant barriers to entry in our industry and new companies may be created that will compete with us and other, more established companies who do not now directly compete with us, may choose to enter our markets and compete with us in the future.

In the area of Custom Development, we believe that MEDL is one of the leaders in the market with competition from advertising, web development and specialty mobile companies. In the area of Incubation, there are many mobile developers looking to partner with individuals, companies and organizations that hold unique intellectual property. In the area of Advertising and Sponsorship, there are many ad networks who work with mobile advertisers to create and distribute mobile advertising campaigns. MEDL works with many of these ad networks and our business plan allows us to optimize among existing ad networks to best monetize our library. In the area of the Alliance, MEDL faces competition from other app monetization companies who seek to help independent developers to better monetize their Apps.

Intellectual Property and Proprietary Rights

In most cases, we own all tools, code, subroutines and processes contained within all of our Apps developed for Custom Development clients. This allows us to improve time to market and lower costs while continuing to provide cutting edge development for our clients.

Similarly, we own all tools, code, subroutines and processes contained within all of our Apps which are developed in partnership and via incubation. We also acquire the rights to all tools, code, subroutines and processes contained within all of the Apps which we acquire via the Alliance program.

Our ever growing library of “MEDL Tools” allows us to constantly improve time to market, improve functionality, cross pollinate thinking and technology, and better the quality of Apps across our entire library. We can also create entirely new Apps by combining features and functions from other Apps within the library.

Proprietary rights are important to our success and our competitive position. To protect our proprietary rights, we rely on service marks and trade secret laws, confidentiality procedures and contractual provisions.  We currently have one registered trademark and several common law trademarks.

We cannot assure you that any of our proprietary rights with respect to our products or services will be viable or of value in the future since the validity, enforceability and type of protection of proprietary rights in Internet-related industries are uncertain and still evolving.

Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our products or to obtain and use information that we regard as proprietary. Policing unauthorized use of our products is difficult, and while we are unable to determine the extent to which piracy of our software products exists, software piracy can be expected to be a persistent problem. In addition, the laws of some foreign countries do not protect proprietary rights to as great an extent as do the laws of the United States, and effective copyright, trademark and trade secret protection may not be available in those jurisdictions. Our means of protecting our proprietary rights may not be adequate to protect us from the infringement or misappropriation of such rights by others.

In recent years, there has been significant litigation in the United States involving patents and other intellectual property rights, particularly in the software and Internet-related industries. We could become subject to intellectual property infringement claims as the number of our competitors grows and our products and services overlap with competitive offerings. These claims, even if not meritorious, could be expensive to defend and could divert management’s attention from operating our company. If we become liable to third parties for infringing their intellectual property rights, we could be required to pay a substantial award of damages and to develop non-infringing technology, obtain a license or cease selling the products that contain the infringing intellectual property. We may be unable to develop non-infringing technology or obtain a license on commercially reasonable terms, if at all.

Government Regulation

Our activities are not currently subject to any particular regulations by governmental agencies other than those routinely imposed on corporate businesses. However, the advertisers that advertise with our Apps are subject to Federal Trade Commission and state rules on advertising and marketing on the Internet, including truth-in advertising rules, online advertising disclosures and the CAN-SPAM Act (Controlling the Assault of Non-Solicited Pornography and Marketing Act) of 2003.  To date, we have not been materially impacted by these rules because our platforms are designed to ensure that proper disclosures are made in connection with every publication.  We cannot predict the impact of future regulations on either us or advertisers that advertise with our Apps.

Employees

As of June 1, 2011, we had a total of 27 employees, 21 of whom are full time employees.  None of our employees is represented by a collective bargaining agreement. We consider our relations with our employees to be good.

Facilities

Our principal executive offices occupy approximately 4,500 square feet in Fountain Valley, California under a sublease that we entered into in January 2011 that expires in November 2015. Future rent payments are anticipated to be approximately $72,620 in 2011, $79,380 in 2012, $83,025 in 2013, $86,310 in 2014 and $58,440 in 2015. We sublease this property from a company that Mr. Maltin, our Chief Executive Officer, and his wife are shareholders.  We believe that our facilities are leased at market rates.

Legal Proceedings

We are not involved in any pending or threatened legal proceedings.

Forward-Looking Statements

This Current Report on Form 8-K and other written and oral statements made from time to time by us may contain so-called “forward-looking statements,” all of which are subject to risks and uncertainties. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “forecasts,” “projects,” “intends,” “estimates,” and other words of similar meaning. One can identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address our growth strategy, financial results and product and development programs. One must carefully consider any such statement and should understand that many factors could cause actual results to differ from our forward looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward looking statement can be guaranteed and actual future results may vary materially.

Information regarding market and industry statistics contained in this Current Report on Form 8-K is included based on information available to us that we believe is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Current Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We do not assume any obligation to update any forward-looking statement. As a result, investors should not place undue reliance on these forward-looking statements.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

This discussion should be read in conjunction with the other sections of this Current Report on Form 8-K, including “Risk Factors,” “Description of Our Business” and the Financial Statements attached hereto as Item 9.01 and the related exhibits. The various sections of this discussion contain a number of forward-looking statements, all of which are based on our current expectations and could be affected by the uncertainties and risk factors described throughout this Current Report on Form 8-K as well as other matters over which we have no control. See “Forward-Looking Statements.” Our actual results may differ materially.

Recent Events

On June 24, 2011, we completed a share exchange pursuant to which we acquired all of the capital stock of MEDL Mobile, Inc., a California corporation (“MEDL”), which became our wholly owned subsidiary.  In connection with this share exchange, we discontinued our former business and succeeded to the business of MEDL as our sole line of business.  The share exchange is being accounted for as a recapitalization.  MEDL is the acquirer for accounting purposes and we are the acquired company.  Accordingly, MEDL’s historical financial statements for periods prior to the acquisition have become those of the registrant retroactively restated for, and giving effect to, the number of shares received in the share exchange.  The accumulated earnings of MEDL were also carried forward after the acquisition. Operations reported for periods prior to the share exchange are those of MEDL.

Overview

We are primarily engaged in the monetization of mobile application software or “Apps” through four revenue generating platforms: (i) development of customized Apps for third parties to monetize their particular intellectual property, persona or brand, (ii) incubation of Apps in partnership with third parties and from a library of more than 75,000 original Apps concept submissions, (iii) sale of advertising and sponsorship opportunities directly to brands via mobile advertising networks and (iv) acquisition of Apps from other developers and use of a proprietary application programming interface, or API, to make Apps recommendations for our user base.

Critical Accounting Policies

We have identified the policies below as critical to our business operations and the understanding of its results of operations. The impact and any associated risks related to these policies on our business operations are discussed throughout this section where such policies affect our reported and expected financial results. Our preparation of financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of our financial statements, and the reported amounts of revenues and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

Cash and Cash Equivalents

We consider all highly liquid debt instruments and other short-term investments with maturity of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable are stated at the amounts management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to trade accounts receivable. Management has determined that no allowance for doubtful accounts at March 31, 2011 and December 31, 2010 is required.

Accounts receivable will generally be due within 30 to 45 days and collateral is not required.

Recoverability of Long-Lived Assets

Although we do not have any long-lived assets at this point, for any long-lived assets acquired in the future, we will review their recoverability on a periodic basis whenever events and changes in circumstances have occurred which may indicate a possible impairment. The assessment for potential impairment will be based primarily on our ability to recover the carrying value of our long-lived assets from expected future cash flows from our operations on an undiscounted basis. If such assets are determined to be impaired, the impairment recognized is the amount by which the carrying value of the assets exceeds the fair value of the assets. Fixed assets to be disposed of by sale will be carried at the lower of the then current carrying value or fair value less estimated costs to sell.

Fair Value of Financial Instruments

The carrying amount reported in the balance sheets for cash and cash equivalents, accounts receivable, accounts payable, and accrued expenses approximate fair value because of the immediate or short-term maturity of these financial instruments. We do not utilize derivative instruments.

Revenue Recognition

Recurring revenues are earned on a monthly basis and include software application license and support fees as well as Apps hosting fees. Monthly recurring fees billed in advance and the revenue is recognized in the month in which the fees are applicable.

Nonrecurring revenues from implementation fees for new client installation and consulting and training fees for existing clients are recognized as the services are performed. Nonrecurring revenues related to perpetual license sale with multiple elements are recognized in accordance with the guidance on software revenue recognition. When the arrangement with a customer includes significant production, modification, or customization of the software, we recognize the related revenue using the percentage-of-completion method in accordance with the accounting guidance for construction-type and certain production-type contracts.

For multi-element arrangements that include tangible products containing software essential to the tangible product’s functionality and undelivered software elements relating to the tangible product’s essential software, we  allocate revenue to all deliverables based on their relative selling prices. In such circumstances, we use a hierarchy to determine the selling price to be used for allocating revenue to deliverables: (i) vendor-specific objective evidence of fair value (“VSOE”), (ii) third-party evidence of selling price (“TPE”) and (iii) best estimate of the selling price (“ESP”). VSOE generally exists only when we sell the deliverable separately and is the price actually charged by us for that deliverable. ESPs reflect our best estimates of what the selling prices of elements would be if they were sold regularly on a stand-alone basis.

We receive a deposit of up to fifty (50%) percent of the proposed project contract at the time that the contract is signed.  Significant work has been done by us at this time and the deposit is non-refundable and therefore is recognized as revenue to us.  Another twenty five (25%) percent of the contract is billable per stated terms of the contract and revenue is recognized at that time.  Upon completion of the project to the client the remaining twenty five (25%) percent is billed to the client and recognized as revenue to us.  Apps projects are delivered with several months.

Research and Development

We expense our research and development in the periods incurred.

Website development costs

We account for website development costs in accordance with Accounting Standards Codification 350-50 Website Development Costs.  All costs incurred in the planning stage are expensed as incurred.  Costs incurred in the website application and infrastructure development stage are accounted for in accordance with ASC 350-50, which requires the capitalization of certain costs that meet specific criteria.  Costs incurred in the day to day operation of the operation of the website are expensed as incurred.

Net Earnings (Loss) Per Share of Common Stock

Basic net earnings (loss) per share is computed using the weighted average number of shares of common stock outstanding for the period end. The net income (loss) for the period end is divided by the weighted average number of shares outstanding for that period to arrive a net earnings (loss) per share. Diluted net earnings (loss) per share reflects the potential dilution that could occur if the securities or other contracts to issue common stock were exercised or converted into common stock.

Uncertainty in Income Taxes

We follow ASC 740-10, Accounting for Uncertainty in Income Taxes (“ASC 740-10”). This interpretation requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach. ASC 740-10 is effective for fiscal years beginning after December 15, 2006. Management has adopted ASC 740-10 and they evaluate their tax positions on an annual basis, and have determined that as of December 31, 2010, no additional accrual for income taxes is necessary.

Advertising

Advertising costs are expensed when incurred. Advertising for the year and period ended December 31, 2010 and 2009 was $ 21,479 and $0, respectively.

Results of Operations

Three Months Ended March 31, 2011 Compared to Three Months Ended March 31, 2010

The following table presents our results of operations for the three months ended March 31, 2011 compared to the three months ended March 31, 2010.

	Three Months Ended March 31, 2011 (Unaudited)	Three Months Ended March 31, 2010 (Unaudited)

Revenue	$378,655	$126,397

Cost of Sales	182,593	90,006

Gross Profit	196,062	36,391

Total Expenses:	175,138	36,164

Net Income	$20,924	$227

Revenues

Revenues for the three months ended March 31, 2011 increased to $378,655 as compared to $126,397 for the three months ended March 31, 2010, an increase of 199.6%. The increase is primarily attributable to growth of our customer base through our expanded sales force.

Cost of Goods Sold and Gross Profit

Cost of goods sold for the three months ended March 31, 2011 increased to $182,593 as compared to $90,006 for the three months ended March 31, 2010, an increase of 102.9%. The increase is primarily attributable to the addition of additional employees and outside contractors to fulfill customer orders for new mobile applications.

Gross profit for the three months ended March 31, 2011 increased to $196,062 as compared to $36,391 for the three months ended March 31, 2010, an increase of 438.8%.   Our gross margin increased due to the additional business generated during the first quarter of 2011.

Operating Expenses

Operating expenses consist of selling, general and administrative expenses.  Total operating expenses for the three months ended March 31, 2011 increased to $175,138 as compared to $36,164 for the three months ended March 31, 2010, an increase of 384.3%. The increase is primarily attributable to the hiring of additional personnel, renting new office space and selling and marketing expenses related to expanding the business.

Net Income

Net income for the three months ended March 31, 2011 increased to $20,924 as compared to $227 for the three months ended March 31, 2010. The increase in our net income was attributable to our strong revenue growth during the first quarter of 2011 and our ability to control our operating costs.

Year Ended December 31, 2010 Compared to March 4, 2009 (Inception) through December 31, 2009

The following table presents our results of operations for the year ended December 31, 2010 and for the period March 4, 2009 (Inception) through December 31, 2009

	2010	2009

Revenue	$823,018	$83,503

Cost of Sales	472,078	114,373

Gross Profit (Loss)	350,940	(30,870)

Total Expenses:	231,892	143,206

Net Income (Loss)	$119,048	$(174,076)

Revenues

Revenues for the year ended December 31, 2010 increased to $823,018 as compared to $83,503 for the period March 4, 2009 (Inception) through December 31, 2009, an increase of 885.6%. The increase is primarily attributable to growth of our customer base through our expanded sales force.

Cost of Goods Sold and Gross Profit (Loss)

Cost of goods sold for the year ended December 31, 2010 increased to $472,078 as compared to $114,373 for the period March 4, 2009 (Inception) through December 31, 2009, an increase of 312.7%. The increase is primarily attributable to the addition of additional employees and outside contractors to fulfill customer orders for new mobile applications.

Gross profit for the year ended December 31, 2010 increased to $350,940 as compared to a loss of $30,870 for the period March 4, 2009 (Inception) through December 31, 2009.   Our gross margin increased due to the additional business generated during 2010.

Operating Expenses

Operating expenses consist of selling, general and administrative expenses.  Total operating expenses for the year ended December 31, 2010 increased to $231,892 as compared to $143,206 for the period March 4, 2009 (Inception) through December 31, 2009, an increase of 61.9%. The increase is primarily attributable to the hiring of additional personnel, renting new office space and selling and marketing expenses related to expanding the business.

Net Income (Loss)

Net income for the year ended December 31, 2010 was $119,048 as compared to a net loss of $174,076 for the period March 4, 2009 (Inception) through December 31, 2009. The reduction in our net loss was attributable to our strong revenue growth in 2010 and our ability to control our operating costs.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. Significant factors in the management of liquidity are funds generated by operations, levels of accounts receivable and accounts payable and capital expenditures.

Our business is still in the early stages, having commenced operations on March 4, 2009.  At March 31, 2011 and December 31, 2010, we had cash of $31,164 and $40,682, respectively and working capital of $41,747 and $33,798, respectively.  In connection with the closing of the Share Exchange, we sold 10,000,000 shares of our common stock at a purchase price of $0.25 per share in a private placement to accredited investors, resulting in aggregate gross proceeds of $2,500,000 (including the exchange of bridge notes in the aggregate principal amount of $300,000).

To date we have financed our operations through internally generated revenue from operations, the sale of our common stock, the issuance of notes and loans from shareholders.

We do not have any material commitments for capital expenditures during the next twelve months.  Although our net revenues and proceeds from a recently completed private placement together with revenue from operations are currently sufficient to fund our operating expenses, we may be required to raise additional funds in the future particularly if we are unable to generate positive cash flow as a result of our operations or require additional capital to expand our operations. Therefore our future operations may be dependent on our ability to secure additional financing.  Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, the trading price of our common stock and a downturn in the U.S. equity and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Furthermore, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. The inability to obtain additional capital may restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we may have to curtail our marketing and development plans and possibly cease our operations.

Net cash provided by operating activities for the year ended December 31, 2010 was $64,874 compared to net cash used in operating activities of $159,526 for the period March 4, 2009 (Inception) through December 31, 2009.  The increase in net cash provided by operating activities was primarily attributable to increased net income partially offset by an increase in accounts receivable. Net cash used in operating activities was primarily the result of net loss for that period.   Net cash used in financing activities was $58,750 for the year ended December 31, 2010 as compared to net cash provided by financing activities of $201,784 for the period March 4, 2009 (Inception) through December 31, 2009. Net cash provided by financing activities was the result of proceeds in a private placement that MEDL conducted in 2009 and shareholder loans. During 2010 a portion of the shareholder loans was paid off resulting in a decrease of shareholder loans.

Net cash provided by operating activities for the three months ended March 31, 2011 was $45,225 compared to net cash used in operating activities of $4,323 for the three months ended March 31, 2010.  The increase in net cash provided by operating activities was primarily attributable to increased net income and a decrease in accounts receivable.  Net cash used in financing activities was $40,534 for the three months ended March 31, 2011 as compared to $15,000 for the three months ended March 31, 2010. The increase in net cash used in financing activities was the result of the pay down of shareholder loans. In 2011 all shareholder loans were paid in full.

Off Balance Sheet Arrangements

We do not engage in any activities involving variable interest entities or off-balance sheet arrangements.

Recent Accounting Pronouncements

In January 2010, we adopted FASB ASU No. 2010-06, Fair Value Measurement and Disclosures (Topic 820) - Improving Disclosures about Fair Value Measurements (“ASU 2010-06”). These standards require new disclosures on the amount and reason for transfers in and out of Level 1 and 2 fair value measurements. The standards also require new disclosures of activities, including purchases, sales, issuances, and settlements within the Level 3 fair value measurements. The standard also clarifies existing disclosure requirements on levels of disaggregation and disclosures about inputs and valuation techniques. Adoption of ASU 2010-06 did not have a material impact on our results of operations or financial condition.

In February 2010, the FASB issued ASU 2010-09, Subsequent Events (Topic 855): Amendments to Certain Recognition and Disclosure Requirements. This update addresses both the interaction of the requirements of Topic 855, “Subsequent Events”, with the SEC’s reporting requirements and the intended breadth of the reissuance disclosures provision related to subsequent events (paragraph 855-10-50-4). The amendments in this update have the potential to change reporting by both private and public entities, however, the nature of the change may vary depending on facts and circumstances. Adoption of ASU 2010-09 did not have a material impact on our results of operations or financial condition.

In April 2010, the FASB issued ASC Update No. 2010-17, Milestone Method of Revenue Recognition (“ASU 2010-17”).  ASU 2010-17 provides guidance on defining a milestone and determining when it may be appropriate to apply the milestone method of revenue recognition for research or development transactions.  ASU 2010-17 is effective for interim and annual reporting periods beginning after June 15, 2010, with early adoption permitted.  Adoption of ASU 2010-17 did not have a material impact on our results of operations or financial condition.

Risk Factors

There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals. If any of these risks actually occur, our business, financial condition or results of operation may be materially adversely affected. In such case, the trading price of our common stock could decline and investors could lose all or part of their investment.

Risks Related to Our Company

We have a limited operating history and are subject to the risks encountered by early-stage companies.

MEDL was incorporated in the state of California in March 2009. Because our operating company has a limited operating history, you should consider and evaluate our operating prospects in light of the risks and uncertainties frequently encountered by early-stage companies in rapidly evolving markets. For us, these risks include:

•	risks that we may not have sufficient capital to achieve our growth strategy;

•	risks that we may not develop our product and service offerings in a manner that enables us to be profitable and meet our customers’ requirements;

•	risks that our growth strategy may not be successful; and

•	risks that fluctuations in our operating results will be significant relative to our revenues.

These risks are described in more detail below. Our future growth will depend substantially on our ability to address these and the other risks described in this section. If we do not successfully address these risks, our business would be significantly harmed.

We cannot predict our future capital needs and we may not be able to secure additional financing.

We believe that our internally generated revenue together with a recently completed private placement is sufficient to meet our presently anticipated working capital and capital expenditure requirements for the foreseeable future. This belief is based on our operating plan which in turn is based on assumptions, which may prove to be incorrect.  In addition, we may need to raise significant additional funds sooner in order to support our growth, develop new or enhanced services and products, respond to competitive pressures, acquire or invest in complementary or competitive businesses or technologies, or take advantage of unanticipated opportunities. If our financial resources are insufficient, we will require additional financing in order to meet our plans for expansion.  We cannot be sure that this additional financing, if needed, will be available on acceptable terms or at all. Furthermore, any debt financing, if available, may involve restrictive covenants, which may limit our operating flexibility with respect to business matters.  If additional funds are raised through the issuance of equity securities, the percentage ownership of our existing members will be reduced, our members may experience additional dilution in net book value, and such equity securities may have rights, preferences, or privileges senior to those of our existing shareholders. If adequate funds are not available on acceptable terms or at all, we may be unable to develop or enhance our services and products, take advantage of future opportunities, repay debt obligations as they become due, or respond to competitive pressures, any of which would have a material adverse effect on our business, prospects, financial condition, and results of operations.

Our products and services are based on new and unproved technologies and are subject to the risks of failure inherent in the development of new products and services.

Because our mobile App products and services are and will be based on new technologies, they are subject to risks of failure that are particular to new technologies, including the possibility that:

•	our new approaches will not result in any products or services that gain market acceptance;

•	our products and services may unfavorably interact with other types of commonly used applications and services, thus restricting the circumstances in which they may be used;

•	proprietary rights of third parties may preclude us from marketing a new product or service; or

•	third parties may market superior or more cost-effective products or services.

As a result, our activities may not result in any commercially viable products or services, which would harm our sales, revenue and financial condition.

Our market is subject to rapid technological change and, to compete, we must continually enhance our products and services.

We must continue to enhance and improve the performance, functionality and reliability of our products and services. The software and electronic commerce industries are characterized by rapid technological change, changes in user requirements and preferences, frequent new product and services introductions embodying new technologies and the emergence of new industry standards and practices that could render our products and services obsolete. In the past, we have discovered that some of our customers desire additional performance and functionality not currently offered by our products. Our success will depend, in part, on our ability to both internally develop and license leading technologies to enhance our existing products and services, develop new products and services that address the increasingly sophisticated and varied needs of our customers, and respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis. The development of our technology and other proprietary technology involves significant technical and business risks. We may fail to use new technologies effectively or to adapt our proprietary technology and systems to customer requirements or emerging industry standards. If we are unable to adapt to changing market conditions, customer requirements or emerging industry standards, we may not be able to increase our revenue and expand our business.

We may face intense competition and expect competition to increase in the future, which could prohibit us from developing a customer base and generating revenue.

There are many companies who will compete directly with our products and services.  These companies may already have an established market in our industry.  Most of these companies have significantly greater financial and other resources than us and have been developing their products and services longer than we have been developing ours.  Additionally, there are not significant barriers to entry in our industry and new companies may be created that will compete with us and other, more established companies who do not now directly compete with us, may choose to enter our markets and compete with us in the future.

Major network failures could have an adverse effect on our business.

Major equipment failures, natural disasters, including severe weather, terrorist acts, acts of war, cyber attacks or other breaches of network or information technology security that affect third-party networks, transport facilities, communications switches, routers, microwave links, cell sites or other third-party equipment on which we rely, could cause major network failures and/or unusually high network traffic demands that could have a material adverse effect on our operations or our ability to provide service to our customers. These events could disrupt our operations, require significant resources to resolve, result in a loss of customers or impair our ability to attract new customers, which in turn could have a material adverse effect on our business, prospects, results of operations and financial condition.

If we experience significant service interruptions, which could require significant resources to resolve, it could result in a loss of customers or impair our ability to attract new customers, which in turn could have a material adverse effect on our business, prospects, results of operations and financial condition.

In addition, with the growth of wireless data services, enterprise data interfaces and Internet-based or Internet Protocol-enabled applications, wireless networks and devices are exposed to a greater degree to third-party data or applications over which we have less direct control. As a result, the network infrastructure and information systems on which we rely, as well as our customers’ wireless devices, may be subject to a wider array of potential security risks, including viruses and other types of computer-based attacks, which could cause lapses in our service or adversely affect the ability of our customers to access our service. Such lapses could have a material adverse effect on our business, prospects, results of operations and financial condition..

Defects in our mobile Apps may adversely affect our business.

Tools, code, subroutines and processes contained within our Apps may contain defects when introduced and also when updates and new versions are released. Our introduction of Apps with defects or quality problems may result in adverse publicity, product returns, reduced orders, uncollectible or delayed accounts receivable, product redevelopment costs, loss of or delay in market acceptance of our products or claims by customers or others against us. Such problems or claims may have a material and adverse effect on our business, prospects, financial condition and results of operations.

Concerns about health risks associated with wireless equipment may reduce the demand for our services.

Portable communications devices have been alleged to pose health risks, including cancer, due to radio frequency emissions from these devices.  The actual or perceived risk of mobile communications devices could adversely affect us through a reduction in mobile communication devise users, thereby reducing potential users of our services.

If third parties claim that we infringe their patents, it may result in costly litigation.

We cannot assure you that third parties will not claim our current or future products or services infringe their intellectual property rights. Any such claims, with or without merit, could cause costly litigation that could consume significant management time. As the number of product and services offerings in our market increases and functionalities increasingly overlap, companies such as ours may become increasingly subject to infringement claims. Such claims also might require us to enter into royalty or license agreements. If required, we may not be able to obtain such royalty or license agreements, or obtain them on terms acceptable to us.

We may not be able to adequately protect our proprietary technology, and our competitors may be able to offer similar products and services which would harm our competitive position.

Our success depends upon our proprietary technology. We rely primarily on service mark and trade secret laws, confidentiality procedures and contractual provisions to establish and protect our proprietary rights. As part of our confidentiality procedures, we enter into non-disclosure agreements with our employees and consultants. Despite these precautions, third parties could copy or otherwise obtain and use our technology without authorization, or develop similar technology independently. We do not have any patents on our technology or applications. In addition, effective protection of intellectual property rights is unavailable or limited in certain foreign countries. We cannot assure you that the protection of our proprietary rights will be adequate or that our competitors will not independently develop similar technology, duplicate our products and services or design around any intellectual property rights we hold.

We may become subject to government regulation and legal uncertainties that could reduce demand for our products and services or increase the cost of doing business, thereby adversely affecting our financial results.

We are not currently subject to direct regulation by any domestic or foreign governmental agency, other than regulations applicable to businesses generally and laws or regulations directly applicable to Internet commerce. However, due to the increasing popularity and use of mobile applications, it is possible that a number of laws and regulations may become applicable to us or may be adopted in the future with respect to mobile applications covering issues such as:

•	user privacy;

•	taxation;

•	right to access personal data;

•	copyrights;

•	distribution; and

•	characteristics and quality of services.

The applicability of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, encryption, taxation, libel, export or import matters and personal privacy to mobile applications is uncertain. The vast majority of these laws were adopted prior to the broad commercial use of mobile applications and related technologies. As a result, they do not contemplate or address the unique issues raised by mobile applications and related technologies. Changes to these laws intended to address these issues, including some recently proposed changes, could create uncertainty in the marketplace. Such uncertainty could reduce demand for our services or increase the cost of doing business due to increased costs of litigation or increased service delivery costs.

Risks Relating to our Organization and our Common Stock

Our management will be able to exert significant influence over us to the detriment of minority stockholders.

Two of our three executive officers and directors own almost 50% of our outstanding common stock. These stockholders, if they act together, will continue following this offering to be able to exert significant influence on our management and affairs and all matters requiring stockholder approval, including significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing our change in control and might affect the market price of our common stock.

Exercise of options and warrants will dilute your percentage of ownership.

We have authorized for issuance options to purchase 5,160,000 shares of our common stock and may issue options to purchase up to an aggregate of 6,000,000 shares of common stock under our 2011 Equity Incentive Plan. In the future, we may grant additional stock options, warrants and convertible securities. The exercise or conversion of stock options, warrants or convertible securities will dilute the percentage ownership of our other stockholders. The dilutive effect of the exercise or conversion of these securities may adversely affect our ability to obtain additional capital. The holders of these securities may be expected to exercise or convert them when we would be able to obtain additional equity capital on terms more favorable than these securities.

Difficulties we may encounter managing our growth could adversely affect our results of operations.

We have experienced a period of rapid and substantial growth that has placed, and if such growth continues, will continue to place, a strain on our administrative infrastructure. As our business needs expand, we intend to hire a significant number of employees. This expansion is placing a significant strain on our managerial and financial resources. To manage the expected growth of our operations and personnel, we will be required to:

•	improve existing, and implement new, operational, financial and management controls, reporting systems and procedures;

•	install enhanced management information systems; and

•	train, motivate and manage our employees.

We may not be able to install adequate management information and control systems in an efficient and timely manner, and our current or planned personnel, systems, procedures and controls may not be adequate to support our future operations. If we are unable to manage growth effectively, our business would be seriously harmed.

If we lose key personnel or are unable to attract and retain additional qualified personnel we may not be able to successfully manage our business and achieve our objectives.

We believe our future success will depend upon our ability to retain our key management, including Andrew Maltin, our Chief Executive Officer, David Swartz, our President and Secretary, and David Lieberman, our Chief Financial Officer and Treasurer.  We may not be successful in attracting, assimilating and retaining our employees in the future.

Our future success and our ability to expand our operations will also depend in large part on our ability to attract and retain additional qualified engineers, graphic designers, computer scientists, sales and marketing and senior management personnel. Competition for these types of employees is intense due to the high demand for them, particularly in the Orange County, California, area, where our headquarters is located. We have in the past experienced difficulty in recruiting qualified personnel. Failure to attract, assimilate and retain personnel, particularly tech and sales and marketing personnel, would have a material adverse effect on our business and potential growth.

As a result of the Share Exchange, MEDL became a subsidiary of ours and since we are subject to the reporting requirements of federal securities laws, this can be expensive and may divert resources from other projects, thus impairing its ability grow.

As a result of the Exchange, MEDL became a subsidiary of ours and, accordingly, is subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and other federal securities laws, including compliance with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC (including reporting of the Share Exchange) and furnishing audited reports to stockholders will cause our expenses to be higher than they would have been if MEDL had remained privately held and did not consummate the Share Exchange.

The Sarbanes-Oxley Act and new rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies. As a public company, we expect these new rules and regulations to increase our compliance costs in 2011 and beyond and to make certain activities more time consuming and costly. As a public company, we also expect that these new rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance in the future and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately and timely or to prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any future internal control deficiencies may adversely affect our financial condition, results of operation and access to capital. We have not performed an in-depth analysis to determine if historical un-discovered failures of internal controls exist, and may in the future discover areas of our internal control that need improvement.

Our management’s relative lack of public company experience could put us at greater risk of incurring fines or regulatory actions for failure to comply with federal securities laws and could put us at a competitive disadvantage.

Two of our three officers and directors have no experience in managing and operating a public company.  Any failure to comply or adequately comply with federal securities laws, rules or regulations could subject us to fines or regulatory actions, which may materially adversely affect our business, prospects, results of operations and financial condition.  Further, two of our three officers and directors have minimal public company experience so we may have to spend more time and money to comply with legally mandated corporate governance policies than our competitors whose management teams have public company experience.

Our stock price may be volatile.

The stock market in general, and the stock prices of technology-based and wireless communications companies in particular, have experienced volatility that often has been unrelated to the operating performance of any specific public company. The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

●           changes in our industry;

●           competitive pricing pressures;

●           our ability to obtain working capital financing;

●           additions or departures of key personnel;

●	limited "public float" in the hands of a small number of persons who sales or lack of sales could result in positive or negative pricing pressure on the market prices of our common stock;

●           sales of our common stock;

●           our ability to execute our business plan;

●           operating results that fall below expectations;

●           loss of any strategic relationship;

●           regulatory developments;

●           economic and other external factors; and

●           period-to-period fluctuations in our financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

We have not paid dividends in the past and do not expect to pay dividends in the future. Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

There is currently no liquid trading market for our common stock and we cannot ensure that one will ever develop or be sustained.

To date there has been no liquid trading market for our common stock. We cannot predict how liquid the market for our common stock might become. Since June 28, 2011, our common stock is quoted for trading on the OTC Bulletin Board under the symbol MEDL.OB, and, as soon as is practicable, we intend to apply for listing of our common stock on either the NYSE Amex, The Nasdaq Capital Market or other national securities exchange, assuming that we can satisfy the initial listing standards for such exchange. We currently do not satisfy the initial listing standards, and cannot ensure that we will be able to satisfy such listing standards or that our common stock will be accepted for listing on any such exchange. Should we fail to satisfy the initial listing standards of such exchanges, or our common stock is otherwise rejected for listing and remain listed on the OTC Bulletin Board or suspended from the OTC Bulletin Board, the trading price of our common stock could suffer and the trading market for our common stock may be less liquid and our common stock price may be subject to increased volatility. Furthermore, for companies whose securities are traded in the OTC Bulletin Board, it is more difficult (1) to obtain accurate quotations, (2) to obtain coverage for significant news events because major wire services generally do not publish press releases about such companies, and (3) to obtain needed capital.

Our common stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their shares.

Our common stock is subject to the “penny stock” rules adopted under Section 15(g) of the Exchange Act. The penny stock rules generally apply to companies whose common stock is not listed on The Nasdaq Stock Market or other national securities exchange and trades at less than $5.00 per share, other than companies that have had average revenue of at least $6,000,000 for the last three years or that have tangible net worth of at least $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities. If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market upon the expiration of any statutory holding period, under Rule 144, or issued upon the exercise of outstanding options or warrants, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

Because we became public by means of a reverse merger, we may not be able to attract the attention of major brokerage firms.

There may be risks associated with us becoming public through a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of us since there is no incentive to brokerage firms to recommend the purchase of our common stock.  No assurance can be given that brokerage firms will, in the future, want to conduct any secondary offerings on our behalf.

Investor relations activities, nominal “float” and supply and demand factors may affect the price of our common stock.

We expect to utilize various techniques such as non-deal road shows and investor relations campaigns in order to create investor awareness for our company. These campaigns may include personal, video and telephone conferences with investors and prospective investors in which our business practices are described. We may provide compensation to investor relations firms and pay for newsletters, websites, mailings and email campaigns that are produced by third-parties based upon publicly-available information concerning us. We will not be responsible for the content of analyst reports and other writings and communications by investor relations firms not authored by us or from publicly available information. We do not intend to review or approve the content of such analysts’ reports or other materials based upon analysts’ own research or methods. Investor relations firms should generally disclose when they are compensated for their efforts, but whether such disclosure is made or complete is not under our control. Our investors may be willing, from time to time, to encourage investor awareness through similar activities. Investor awareness activities may also be suspended or discontinued which may impact the trading market of our common stock.

The SEC and FINRA enforce various statutes and regulations intended to prevent manipulative or deceptive devices in connection with the purchase or sale of any security and carefully scrutinize trading patterns and company news and other communications for false or misleading information, particularly in cases where the hallmarks of “pump and dump” activities may exist, such as rapid share price increases or decreases. We and our shareholders may be subjected to enhanced regulatory scrutiny due to the small number of holders who initially will own the registered shares of our common stock publicly available for resale, and the limited trading markets in which such shares may be offered or sold which have often been associated with improper activities concerning penny-stocks, such as the OTC Bulletin Board or the OTCQB Marketplace (Pink OTC) or pink sheets. Until such time as the restricted shares of the Company are registered or available for resale under Rule 144, there will continue to be a small percentage of shares held by a small number of investors, many of whom acquired such shares in privately negotiated purchase and sale transactions, that will constitute the entire available trading market. The Supreme Court has stated that manipulative action is a term of art connoting intentional or willful conduct designed to deceive or defraud investors by controlling or artificially affecting the price of securities. Often times, manipulation is associated by regulators with forces that upset the supply and demand factors that would normally determine trading prices. A small percentage of our outstanding common stock will initially be available for trading, held by a small number of individuals or entities. Accordingly, the supply of common stock for sale will be extremely limited for an indeterminate amount of time, which could result in higher bids, asks or sales prices than would otherwise exist. Securities regulators have often cited thinly-traded markets, small numbers of holders, and awareness campaigns as components of their claims of price manipulation and other violations of law when combined with manipulative trading, such as wash sales, matched orders or other manipulative trading timed to coincide with false or touting press releases. There can be no assurance that our or third-parties’ activities, or the small number of potential sellers or small percentage of stock in the “float,” or determinations by purchasers or holders as to when or under what circumstances or at what prices they may be willing to buy or sell stock, will not artificially impact (or would be claimed by regulators to have affected) the normal supply and demand factors that determine the price of stock.

Security Ownership of Certain Beneficial Owners and Management

The following tables set forth certain information as of June 24, 2011 regarding the beneficial ownership of our common stock, taking into account the consummation of the Share Exchange and the Split-Off, by (i) each person or entity who, to our knowledge, owns more than 5% of our common stock; (ii) each executive officer and director; and (iii) all of our executive officers and directors as a group. Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power and that person’s address is c/o MEDL Mobile Holdings, Inc., 18475 Bandilier Circle, Fountain Valley, California. Shares of common stock subject to options, warrants, or other rights currently exercisable or exercisable within 60 days of June 24, 2011, are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the stockholder holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other stockholder.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned (1)

Andrew Maltin (2)	9,862,866	24.7%
David Swartz (3)	9,862,865	24.7%
David Lieberman (4)	0	*
Peter Benz (5)	3,780,002	9.5%
All executive officers and directors as a group (3 persons)	19,725,731	49.3%
__________________
*           Less than 1%
(1)           Based on 40,000,000 shares of common stock outstanding as of June 24, 2011.

(2)
Mr. Maltin is our Chief Executive Officer and is a director. Excludes (i) options to acquire 1,000,000 shares of our common stock exercisable at $0.25 per share authorized for issuance and not exercisable within 60 days, and (ii) 399,989 shares which Mr. Maltin may direct the voting of but which he disclaims beneficial ownership over.

(3)
Mr. Swartz is our President, Secretary and is a director. Excludes options to acquire 1,000,000 shares of our common stock exercisable at $0.25 per share authorized for issuance and not exercisable within 60 days.

(4)
Mr. Lieberman is our Chief Financial Officer, Treasurer and is a director. Excludes options to acquire 200,000 shares of our common stock exercisable at $0.25 per share authorized for issuance and not exercisable within 60 days.

(5)
The address of the named person is 25 Longview Court, Hillsborough, CA 94010. Includes (i) 2,480,000 shares of our common stock held by BiCoastal Group DBP of which Peter Benz is the sole trustee, (ii) 800,001 shares of our common stock held by Benz Family 2010 Irrevocable Trust of which Peter Benz is the sole trustee, and (iii) 500,001 shares of our common stock held by Peter T. Benz Custodian Katherine Benz UTMA of which Peter Benz is the custodian.

Executive Officers and Directors

The following persons became our executive officers and directors on June 24, 2011, upon effectiveness of the Share Exchange, and hold the positions set forth opposite their respective names.

Name	Age	Position
Andrew Maltin	41	Chief Executive Officer and Director
David Swartz	41	President, Secretary and Director
David Lieberman	66	Chief Financial Officer, Treasurer and Director

The principal occupations for the past five years (and, in some instances, for prior years) of each of our executive officers, directors and key employees are as follows:

Andrew Maltin has served as our Chief Executive Officer and director since June 24, 2011. Mr. Maltin co-founded MEDL Mobile, Inc. with Mr. Swartz in March 2009.   Prior to founding MEDL Mobile, Mr. Maltin served as the Chief Executive Officer of Momentum Gaming, Inc., where he led the company's marketing, business development and technology efforts to build a world class online gaming infrastructure which both operated independently and licensed its technology to several of the world's leading gaming sites. He has been featured in Entrepreneur, 944, Success, The Wall Street Journal and The LA Times. He holds a Bachelor of Arts degree in Marketing from California State University, Northridge, and an Entrepreneurial Degree from the University of Southern California. Mr. Maltin was appointed as a director based on his industry knowledge and his experience as the founder of MEDL.

David Swartz has served as our President, Secretary and director since June 24, 2011. Mr. Swartz co-founded MEDL Mobile, Inc. with Mr. Swartz in March 2009 and has served as MEDL’s creative director since its inception.  Mr. Swartz has served as the Chief Executive Officer and Creative Director of 42Doh, Inc. from 2007 to the present, where he worked directly with marketing clients to strategize, create and implement innovative marketing campaigns. Prior to 42Doh, from 2006 until 2007 Mr. Swartz served as the Creative Director of DGWB Advertising, named by Creativity Magazine as one of the top 20 Creative Agencies in the U.S. At DGWB, Mr. Swartz led strategic and creative marketing efforts for regional and national advertising accounts in a variety of industries such as publishing, banking, multi-unit retail, fast food, healthcare and technology.  Mr. Swartz holds a Bachelor of Science in Communications from Boston University. Mr. Swartz was appointed as a director based on his industry knowledge and his experience as the founder of MEDL.

David P. Lieberman has served as our Chief Financial Officer, Treasurer and a director since June 24, 2011.  Mr. Lieberman started his career with Price Waterhouse & Company and became a CPA in 1969.  He has held many senior positions with publicly traded companies.  From January 1998 through April 2000, Mr. Lieberman served as the Chief Operating Officer of Equinox, Inc., a multilevel marketing company whose revenues exceeded $200 million.  Mr. Lieberman worked as an independent consultant from April 2000 until December 2002, when he joined John Goyak & Associates, a privately held company providing consulting services to the aero-space industry, as Acting Chief Financial Officer.  Mr. Lieberman was appointed the Chief Financial Officer of John Goyak & Associates in July 2003 and served in this capacity until his resignation in September 2006.  From October 2006 through September 2007 Mr. Lieberman served as the Chief Operating Officer, Chief Financial Officer and as a director of Dalrada Corporation, a payroll processing company, where he was responsible for the accounting and administrative functions of the company and prepared the company's financial statements for its periodic reports with the Securities and Exchange Commission.  Mr. Lieberman has served as the Chief Financial Officer and director of Datascension, Inc., a research call center company, since January 2008, where he is responsible for managing the company's accounting and information technology departments and preparing the company's financial statements for its periodic reports with the Securities and Exchange Commission.  From February 2010 to the present, Mr. Lieberman has served as the Acting Chief Financial Officer of Continental Resources Group, Inc. (formerly American Energy Fields, Inc.), a publicly traded company engaged in the acquisition and exploration of properties that may contain uranium mineralization.  At Continental Resources Group, Inc., Mr. Lieberman is responsible for preparing the company's financial statements for its periodic reports with the Securities and Exchange Commission.  Mr. Lieberman was appointed as a director of the company based on his broad operating and financial experience.

Family Relationships

There are no family relationships between or among the above directors and/or executive officers.

Involvement in Certain Legal Proceedings

Except as set forth in the director and officer biographies above, to the Company’s knowledge, during the past ten (10) years, none of the Company’s directors, executive officers, promoters, control persons, or nominees has been:

•
the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•
subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

•	found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

Executive Compensation

Summary Compensation Table

The table below sets forth, for our last two fiscal years, the compensation earned by Andrew Maltin, our current  Chief Executive Officer, Dave Swartz, our current President and Secretary, and Novaira Haider, our former Chief Executive Officer.

Name and Principal Position	Year	Salary	Total

Andrew Maltin
Chief Executive Officer	2010	--	--
	2009	--	--

Dave Swartz	2010	--	--
President and Secretary	2009	--	--

Novaira Haider
Former Chief Executive Officer, President and Chief Financial Officer	2010	$5,000.00	$5,000.00
	2009	--

Outstanding Equity Awards at Fiscal Year End

There were no outstanding equity awards held by our officers as of December 31, 2010.

Equity Compensation Plan Information

On June 24, 2011, our board adopted the 2011 Equity Incentive Plan. The 2011 Equity Incentive Plan reserves 6,000,000 shares of common stock for grant to directors, officers, consultants, advisors or employees of the Company.  Upon the closing of the Share Exchange, we authorized for issuance options to purchase an aggregate of 3,315,000 shares of our common stock to employees and 1,845,500 shares of our common stock to non-employee service providers at an exercise price of $0.25 per share under the 2011 Equity Incentive Plan.  Of the option shares authorized for issuance to employees, Mr. Maltin and Mr. Swartz will, upon issuance, each receive an option to purchase 1,000,000 shares of common stock and Mr. Lieberman will, upon issuance, receive an option to purchase 200,000 shares of common stock.

Employment Agreements

On June 24, 2011, we entered into an employment agreement with Mr. Maltin and Mr. Swartz to serve as our Chief Executive Officer and President, respectively. The term of each employment agreement is two years renewable for additional one year periods in accordance with the terms of the employment agreement. Mr. Maltin and Mr. Swartz are each entitled to receive an annual base salary of $200,000, with such upward adjustments to the base salary as shall be determined by the board in its sole discretion.  Mr. Maltin and Mr. Swartz are also each entitled to receive an annual bonus amount that is tied to the attainment of certain financial targets as set forth in the employment agreement. The employment agreement provides for the clawback of the annual bonus and all stock based compensation under certain conditions.  In the event that Mr. Maltin or Mr Swartz terminates their respective employment agreements for good reason (which includes under certain circumstances a change of control), or we terminate the employment agreement without cause, they shall be entitled to receive severance equal to their base salary and annual bonus during the prior twelve months, as in effect as of the date of termination.

Director Compensation

We have not adopted compensation arrangements for members of our board of directors.

Directors’ and Officers’ Liability Insurance

We have not obtained directors’ and officers’ liability insurance insuring our directors and officers against liability for acts or omissions in their capacities as directors or officers, subject to certain exclusions however we expect to obtain such insurance as soon as practicable.  Such insurance may also insure us against losses which we may incur in indemnifying our officers and directors.  In addition, we have entered into indemnification agreements with our officers and directors and such persons shall also have indemnification rights under applicable laws, and our articles of incorporation and bylaws.

Board Independence

We currently have three directors serving on our Board of Directors, Mr. Maltin, Mr. Swartz and Mr. Lieberman.  We are not a listed issuer and, as such, are not subject to any director independence standards. Using the definition of “independent director,” as defined by Section 5605(a)(2) of the rules of the Nasdaq Stock Market, neither Mr. Maltin, Mr. Swartz or Mr. Lieberman would be considered an independent director of the Company.

Board Committees

We established an audit committee of the board of directors on June 24, 2011. The audit committee has a charter, which is not available to security holders on our website.  The audit committee consists of Mr. Lieberman, whom our board has determined to be financially literate.  In addition, Mr. Lieberman qualifies as a financial expert, as defined in Item 407(d)(5)(ii) of Regulation S-K.  As Mr. Lieberman is our Chief Financial Officer, he does not qualify as an “independent director,” as defined by Section 5605(a)(2) of the rules of the Nasdaq Stock Market.  In the future, we intend to appoint such persons to the audit committee as are expected to be required to meet the corporate governance requirements imposed by a national securities exchange.  The audit committee’s duties are to recommend to our board of directors the engagement of independent auditors to audit our financial statements and to review our accounting and auditing principles. The audit committee will review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls.

We expect to appoint a nominating committee and compensation committee, and to adopt charters relative to each such committee, in the future.  Given our size and the development of our business to date, we believe that the board through its meetings can presently perform all of the duties and responsibilities which might be contemplated by such committees.

Except as may be provided in our bylaws, we do not currently have specified procedures in place pursuant to which whereby security holders may recommend nominees to the Board of Directors.

Code of Ethics

We have not yet adopted a Code of Ethics although we expect to as we develop our infrastructure and business.

Certain Relationships and Related Transactions

MEDL subleases its principal executive offices from a company that is owned by Mr. Maltin, our Chief Executive Officer, and his wife.  The sublease was entered into in January 2011 and shall expire in November 2015.  Future rent payments are anticipated to be approximately $72,620 in 2011, $79,380 in 2012, $83,025 in 2013, $86,310 in 2014 and $58,440 in 2015.

During the fiscal year ended December 31, 2009, Mr. Maltin and Mr. Swartz each loaned MEDL $44,642.00 for an aggregate amount of $89,284.  During the fiscal year ended December 31, 2010, Mr. Maltin and Mr. Swartz each loaned MEDL $20,267 for an aggregate amount of $40,534.  The principal on the loans did not incur any interest and MEDL repaid the loan amounts in full in several payments during the first quarter of 2011.

Item 3.02                      Unregistered Sales of Equity Securities.

Sales by MEDL

In March 2009, MEDL issued to each of Mr. Matlin and Mr. Swartz as founders’ shares 3,650,000 shares of its common stock, par value $0.01 per share, as adjusted for the company’s October 1, 2009 7,300-for-one forward stock split.

On November 1, 2009, MEDL sold 101,500 shares of its common stock at a price per share of $1.00 to four investors for total aggregate proceeds of $101,500.

On April 20, 2011, MEDL sold an aggregate of $300,000 secured 5% bridge notes to certain accredited investors in a private placement transaction.  The bridge notes were to mature upon the earlier to occur of a private placement of at least $2,200,000 and simultaneous reverse merger or on October 20, 2011.  The principal amount of the bridge notes automatically exchanged into shares of common stock of the Company in the Private Placement at a price per share of $0.25.

The shares discussed above were offered and sold in reliance on the exemption from registration afforded by Section 4(2) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

Sales by MEDL Mobile Holdings, Inc.

MEDL Mobile Holdings, Inc. issued 2,000,000 shares of its common stock to Marc Anthony, its former officer and director, on June 2, 2008 as compensation for his services.

MEDL Mobile Holdings, Inc. sold 108,000 shares of common stock to 6 investors, at a price of $0.05 per share, for an aggregate offering price of $5,400 in September 2008.  In March 2010, it sold 695,000 shares of common stock to 34 investors, at a price of $0.05 per share, for an aggregate offering price of $34,750.

The shares discussed above were offered and sold in reliance on the exemption from registration afforded by Section 4(2) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

Description of Capital Stock

Authorized Capital Stock

We have authorized 510,000,000 shares of capital stock, par value $0.001 per share, of which 500,000,000 are shares of common stock and 10,000,000 are shares of “blank-check” preferred stock.

Capital Stock Issued and Outstanding

After giving effect to the Share Exchange and the Split-Off, we have issued and outstanding securities on a fully diluted basis:

•	40,000,000 shares of common stock;

•	no shares of preferred stock; and

In addition, we have authorized for issuance options to purchase an aggregate of 5,160,500 shares of common stock.

Common Stock

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this private placement are fully paid and non-assessable. We refer you to our articles of incorporation, bylaws and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Preferred Stock

Our board of directors is authorized, subject to any limitations prescribed by law, without further vote or action by our stockholders, to issue from time to time shares of preferred stock in one or more series. Each series of preferred stock will have such number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Bridge Notes

On April 20, 2011, MEDL sold an aggregate of $300,000 secured 5% bridge notes in a private placement transaction. The principal amount due under the bridge notes automatically converted into shares of common stock of the Company in the Private Placement at a price per share of $0.25.  The accrued interest on the bridge notes is due on October 20, 2011.

Dividend Policy

We have not previously paid any cash dividends on our common stock and do not anticipate or contemplate paying dividends on our common stock in the foreseeable future. We currently intend to use all our available funds to develop our business. We can give no assurances that we will ever have excess funds available to pay dividends.

Options and Warrants

We have adopted a stock incentive plan that provides for the granting of options to purchase common stock, stock appreciation rights, performance unit awards, restrictive stock awards, and stock bonus awards to designated employees, consultants, officers, directors and service providers.  6,000,000 shares of common stock have been reserved for awards under this plan. Upon the closing of the Share Exchange, we authorized the issuance of options to purchase an aggregate of 3,315,000 shares of our common stock to employees and 1,845,500 shares of our common stock to non-employee service providers at an exercise price of $0.25 per share.  Of the option shares authorized for issuance to employees, Mr. Maltin and Mr. Swartz will, upon issuance, be granted an option to purchase 1,000,000 shares of common stock and Mr. Lieberman will, upon issuance, be granted an option to purchase 200,000 shares of common stock.

We have no warrants outstanding.

Market Information

Since June 28, 2011, our common stock is quoted on the OTC Bulletin Board maintained by the Financial Industry Regulatory Authority, Inc. under the symbol MEDL. There is no active trading market for our stock presently. As soon as practicable, and assuming we satisfy all necessary initial listing requirements, we intend to apply to have our common stock listed for trading on the NYSE Amex or The Nasdaq Stock Market, although we cannot be certain that any of these applications will be approved.

The transfer agent for our common stock is Island Stock Transfer.

As of June 24, 2011, we had approximately 32 shareholders of record of our common stock, including the shares held in street name by brokerage firms.

Dividend Policy

We have never declared or paid cash dividends on our common stock, and we do not intend to pay any cash dividends on our common stock in the foreseeable future. Rather, we expect to retain future earnings (if any) to fund the operation and expansion of our business and for general corporate purposes.

Indemnification of Directors and Officers

Our directors and officers are indemnified as provided by the Nevada Statutes and our bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Limitation of Liability of Directors

Our articles of incorporation provide that, to the fullest extent permitted by the Nevada Revised Statutes, no director of the Company will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

Item 5.01                      Changes in Control of Registrant.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Our sole officer and director, Novaira Haider, immediately prior to the Share Exchange resigned from all positions with us as of June 24, 2011, effective upon the closing of the Share Exchange.  Pursuant to the terms of the Exchange Agreement, our new directors and officers are as set forth therein.  Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.06                      Change in Shell Company Status.

As a result of the consummation of the Share Exchange described in Item 2.01 of this Current Report on Form 8-K, we believe that we are no longer a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 7.01       Regulation FD Disclosure

In connection with the above described transactions, we utilized the PowerPoint presentation, attached hereto as Exhibit 99.4.

This information shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

Item 9.01                      Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired. In accordance with Item 9.01(a), MEDL’s audited financial statements for the fiscal year ended December 31, 2010 and the period from March 4, 2009 (Inception) to December 31, 2009, are filed in this Current Report on Form 8-K as Exhibit 99.1. and MEDL’s unaudited financial statements for the three months ended March 31, 2011 are filed in this Current Report on Form 8-K as Exhibit 99.2.

(b)           Pro Forma Financial Information. In accordance with Item 9.01(b), our pro forma financial statements are filed in this Current Report on Form 8-K as Exhibit 99.3.

(d)           Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
2.1	Share Exchange Agreement, dated as of June 24, 2011, by and among MEDL Mobile Holdings, Inc., MEDL Mobile, Inc. and the shareholders of MEDL Mobile, Inc.
3.1	Amended and Restated Articles of Incorporation of MEDL Mobile Holdings, Inc. filed June 23, 2011 (1)
3.2	Amended and Restated Bylaws of MEDL Mobile Holdings Inc. (1)
10.1	Form of Subscription Agreement
10.2	Form of Registration Rights Agreement
10.3	Agreement of Conveyance, Transfer and Assignment of Assets and Assumptions of Obligations
10.4	Stock Purchase Agreement for Split-Off
10.5	Form of Directors and Officers Indemnification Agreement
10.6	MEDL Mobile Holdings, Inc. 2011 Equity Incentive Plan
10.7	Employment Agreement between Andrew Maltin and MEDL Mobile Holdings, Inc.
10.8	Employment Agreement between David Swartz and MEDL Mobile Holdings, Inc.
10.9	Form of Bridge Note
10.10	Form of Security Agreement between MEDL Mobile, Inc. and certain investors
10.11	Sublease Agreement between MEDL Mobile, Inc. and Lumetique, Inc.
10.12	Audit Committee Charter
21	List of Subsidiaries
99.1	MEDL Mobile, Inc. audited financial statements for the fiscal year ended December 31, 2010 and the period from March 4, 2009 (Inception) to December 31, 2009
99.2	MEDL Mobile, Inc. unaudited financial statements for the three months ended March 31, 2011
99.3	Pro forma unaudited consolidated financial statements for the year ended December 31, 2010
99.4	Investor Presentation
_______________
(1) Incorporated by reference to Current Report on Form 8-K filed with the SEC on June 29, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  June 30, 2011

MEDL MOBILE HOLDINGS, INC.

By: __/s/ Andrew Maltin____________

Name: Andrew Maltin
Title: Chief Executive Officer